                                                                    EXHIBIT 10.8

                                      LEASE
                         PENTZER DEVELOPMENT CORPORATION

This Lease made and entered into this 5th day of July, 1995; between PENTZER DEVELOPMENT CORPORATION hereinafter designated "Lessor", and

                                  TELECT, INC.

hereinafter designated "Lessee",

                                   WITNESSETH

        It is agreed by and between Lessor and Lessee as follows:

1. Description of Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those certain premises, hereinafter referred to as "Premises", situated in Spokane County, State of Washington, described as: East Center Bay and West Center Bay of Building #5 comprised of approximately 56,000 square feet; and the West Bay and West Center Bay of Building #12 comprising approximately 60,000 square feet (both Buildings totaling 116,000 square feet)as the same may be expanded or vacated as set forth in Paragraph 3. which are located within an organized industrial district called the "Spokane Business &Industrial Park" shown on the attached Exhibit A and more particularly described as follows:

                The South Half of Section 1, and that portion of Section 12 lying North of the Northerly right of way line of the Spokane International Railroad, Township 25 North, Range 44 East of the Willamette Meridian, County of Spokane, State of Washington.

2. Term. The term of this lease shall be for a period of Five (5)years and Zero
(0)months, commencing on the 1st day of October, 1995 and ending at the expiration of the 30th day of September, 2000.

3. Options to Expand. Lessor shall notify Lessee at such time(s)as space is available in Building #12 (currently occupied by Quarry Tile). Lessee shall then have a one time Option to Expand into the entire East Center Bay and a one time Option to Expand into the e ire East Bay of said Building #12 Lessor shall inform Lessee in writing of the availability of one or both of the Bays, at which time(s)Lessee shall have a period of 30 days in which to exercise its Option(s)to Expand into the Bay(s)at the same rental rate per square foot as Lessee is then paying for square footage under this lease. If Lessee exercises the foregoing Option(s)to Expand into Quarry Tile's vacated space, Lessee shall have the right to vacate an equal amount of square footage of space in Building #5 (the entire East Center or West Center Bay(s)), with a corresponding reduction in rent, upon the following conditions: 1) thirty
(30)days prior written notice is given to Lessor, 2) said right is only available to Lessee within the first thirty (30)days of Lessee's exercising its Option(s)to Expand.

        Option to Terminate. During the Month of May, 1998, Lessee shall have the option to terminate this Lease, either in its entirety or as to one or more Bays or Buildings, effective December 1, 1998 by paying to Lessor a termination fee equal to six months rent, at the then rental rate for the space as to which the Lease is terminated, upon written notice of termination. This fee is a penalty fee and shall not be construed to be a rental payment.

4. Rent. The monthly rental shall be as follows:

        October 1, 1995 through September 30, 1996        $22,040.00
        October 1, 1996 through September 30, 1997        $22,920.00
        October 1, 1997 through September 30, 1998        $23,840.00
        October 1, 1998 through September 30, 1999        $24,790.00
        October 1, 1999 through September 30, 2000        $25,780.00

Said rental for each month shall be paid to Lessor in advance on or before the 1st day of the month for which said rent is due at the office of Lessor.

A late charge of 1-1/2% will be added to all amounts due that are not received by the tenth of each month.

5. Possession. Lessee shall be entitled to possession of the leased Premises during the term hereof and provided that the Lessee is in compliance with all of the terms and conditions of this lease. In the event of the inability of the Lessor to deliver possession of the Premises, or any portion thereof, at the time of the commencement of the term of this lease, neither Lessor nor Lessor's agent shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the tern herein specified be in any way extended, but in such event, Lessee shall not be liable for any rent until such time as Lessor can deliver possession. If the Lessor shall deliver possession of the Premises to the Lessee prior to the commencement date of this lease, Lessee agrees to accept same at such time and both Lessor and Lessee agree to be bound by all of the provisions and obligations here under during such prior period, except that no rental shall be payable for such period.

6. Holdover. If the Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this lease, or any option period, such tenancy shall be on a month-to-month basis, which tenancy may be terminated as provided by the laws of the State of Washington. During such tenancy, Lessee agrees to pay to the Lessor the rental rate agreed upon by Lessor and referenced in the written consent, and to be bound by all the terms, covenants and conditions as herein specified, so far as applicable. In the event Lessee fails to request written consent to Holdover at least 20 days prior to expiration of the Lease term, Lessor is authorized to increase rent to equal 125% of the rate assessed for the same space during the period immediately preceding holdover, beginning at the inception of the Holdover period. Lessee agrees that at the expiration or sooner termination of this lease, Lessee will quit the said Premises without notice, and in a neat and clean condition, and will deliver up all keys belonging to said Premises to said Lessor or Lessor's agents.

7. Lease Deposit. As partial consideration for the execution of this lease by Lessor, Lessee has paid Lessor the sum of $1,772.00(1) and Lessor acknowledges receipt of said payment. If Lessee shall have performed each and every obligation pursuant to the terms of this lease, said deposit shall be returned to Lessee within thirty (30) days after Lessee has vacated the Premises. If Lessee is in default, Lessor may at its option apply any or all of the deposit to rental payments in arrears, repair of the Premises, or satisfy any other obligation of Lessee to Lessor.

8. Business Purposes. The Premises are to be used for the purpose of conducting therein the following business: Electronic and Electrical Assembly and for none other without the prior written consent of Lessor. Lessee shall promptly notify Lessor of any proposed change in use of the premises, but in no event later than 14 days prior to said change.

9. Acceptance of Premises. Unless otherwise provided in this lease, Lessee, having ascertained the physical condition of said Premises from a careful and complete inspection thereof, accepts said Premises in their present condition and in such condition as same may be at the commencement of the term. without any representations or warranties, and subject to any conditions that a personal inspection might reveal.

10. Compliance with Laws. Lessee shall at all times keep and use said Premises in accordance with applicable laws and ordinances and in accordance with applicable directions, rules and regulations of public officials and departments, at the sole expense of Lessee. Lessee shall not overload and shall permit no waste of, or damage or injury to the Premises, and will not permit the leased Premises to be used for any business or purpose which may be unlawful, offensive or dangerous, or which may be or become a nuisance, or for any use which is noxious or offensive by reason of the emission of dust, odor, gas. fumes, smoke, or noise, or be deemed extra-hazardous on account of fire.

11. General Obligations of Lessee. Lessee shall keep the Premises, loading platform, and service area adjacent to the Premises clean and free from snow, ice, rubbish, dirt, and any unlawful structure at all times and shall store all hazardous materials or dangerous substance, trash and garbage within the Premises. Lessee is to arrange for

--------
(1) Lease deposit transferred from original lease dated September 13, 1992 regular pick-up of such trash and garbage at the Lessee's expense. Should Lessee fail to remove trash, garbage or materials unlawfully stored outside of the leasehold premises within a reasonable period of time after receipt of a written request for removal from Lessor, the latter party may, at its option, remove said trash, garbage or materials at Lessee's expense. Lessee shall permit no animals to be kept on premises.

At any time during the lease period or applicable holdover period, should Lessee request any special services from Lessor not otherwise provided for in this agreement, and Lessor agrees to provide said special services, Lessee shall be obligated to reimburse Lessor for all reasonable costs incurred in providing said services. Reasonable costs shall include but not be limited to such things as attorney, engineering, and other professional fees, salary and benefit costs attributable to employees and third parties employed by Lessor to provide the special services. The term "special services" includes, but is not limited to, such things as negotiations with financial institutions servicing Lessee and execution of Consent and Waiver Agreements, and emergency response assistance from employees or independent contractors employed by Lessor who assist Lessee in eliminating damage to the leasehold premises caused by Lessee.

12. Alterations. Lessee shall not without the prior written consent which shall not he unreasonably withheld of Lessor, which consent shall not be unreasonably withheld, make any alterations, additions, or improvements in or to said Premises, and if such alterations, additions or improvements are consented to and made, Lessee shall at the expiration or sooner termination of the lease leave said alterations, additions, or improvements intact as part of said Premises, or at the request of Lessor remove the same or such parts as Lessor may direct, all at Lessee's sole expense. Lessee shall make no perforations in the building shell without prior review and approval of a duly licensed structural engineer. Trade fixtures, appliances and equipment shall not be deemed alterations, additions or improvements unless the removal of the same would do material physical damage to the said Premises. Unless specifically agreed to by Lessor in writing, in no event shall the Lessee be compensated in any manner for an alteration, addition, or improvement to the Premises. Should Lessee fail to request written consent from Lessor at least 14 days prior to initiation of alterations, additions, or improvements, Lessee shall, at Lessor's option, be obligated to pay all administrative costs associated with performing a due diligence evaluation of the request as incurred by Lessor.

13. Repairs by Lessor. Lessor shall keep in good order, condition, and repair the foundation, exterior walls (except the interior faces thereof), sprinkler system, if any, down spouts, gutters, and roof of the Premises except as may be caused by any act or negligence of Lessee, its employees, agents, invitees, licensees or contractors, for which negligence Lessee shall be liable only to the extent of the amount of the deductible under any policy of property damage insurance maintained by Lessor, not to exceed the sum of $25,000 (however, for damage caused by fire, such sum shall be $50,000), provided, however, that there shall be no obligation to make such repairs until after the expiration of five days' written notice from Lessee to Lessor of the need thereof.

14. Repairs by Lessee. Except as otherwise provided, Lessee shall keep and maintain said Premises in a neat, clean and sanitary condition and in a first-class state of repair, including without limitation all heating and air conditioning equipment, all electrical wiring and fixtures, all plumbing and sewage facilities and ail windows, overhead doors and pedestrian doors, docks and appurtenances, within or attached to the building of which the Premises form a part. At the expiration of the term of this lease or its earlier termination, Lessee shall redeliver possession of said Premises to Lessor. Lessee covenants and agrees that at the time of said expiration or termination said Premises will be in the best physical condition in which they were at any time during the lease term, ordinary wear and tear excepted, and damage by fire or other casualty caused by Lessee's negligence in an amount in excess of Lessee's limited responsibility for negligence-caused damage (as stated in Paragraphs 13 and 37) excepted. Lessee's duty to repair shall include the duty to replace parts of, or fixtures in the Premises that cannot be repaired. In the event Lessee fails to undertake and reasonably complete repairs required under this paragraph, Lessor may at its option make the repairs at the expense of Lessee and the cost of the repairs shall be added to the rental reserved under Paragraph 3 and shall be immediately due and payable.

15. Mechanic's Liens. Lessee agrees to pay when due all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished or to be furnished to or for the Lessee, in, upon or about the Premises and which may be secured by any mechanic's, materialman's or other lien against the Premises and/or Lessor's interest therein, and will cause each such lien to be fully discharged and released at the time the performance of any obligation secured by any such lien matures and/or becomes due.

16. Signs. Lessee shall not erect or install any exterior signs or symbols without Lessor's consent. Lessee agrees not to use any advertising media or other media that shall be deemed objectionable to Lessor or other tenants of the Industrial Park, such as loudspeakers, phonographs or radio broadcasts that can be heard outside the Premises. Lessee shall not install any exterior lighting or plumbing fixtures, shades or awnings or any exterior decorations or paintings, or build any fences or make any changes to the exterior portions of the Premises without Lessor's consent. Any signs or symbols so placed on the Premises shall be so placed upon the understanding and agreement that the Lessee will remove the same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby; and if not so removed by Lessee, then the Lessor may have the same removed at Lessee's expense.

17. Displays of Merchandise. Lessee shall not keep or display any merchandise on or otherwise obstruct the street, loading platforms or areaways adjacent to the Premises. Lessee shall store no materials in any areas outside of the leasehold premises.

18. Streets and Parking Areas. Lessor shall keep the streets 20 feet on each side of the center line and areas used in common by the tenants of Spokane Industrial Park, designated by Lessor, in reasonable repair and condition, including such snow removal operations as Lessor may reasonably deem necessary for normal access to the Premises. Lessor reserves the right to promulgate such reasonable rules and regulations relating to the use of the streets and parking areas within the confines of the industrial district as it may deem appropriate and for the best interests of the tenants and Lessee agrees to abide by such rules and to cooperate in the observance thereof. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee. Said rules and regulations may be amended by Lessor from time to time with or without advance notice and all such amendments shall be effective upon the delivery of a copy thereof to Lessee. Lessee is prohibited from obstructing any portion of the above referenced common areas. Any violation of such rules and regulations by Lessee, its officers, agents and employees will constitute a breach of this lease and entitle the Lessor to claim a default thereunder in the same manner and to the same extent as any other default under the lease. Rules and regulations of fire protection agencies shall be complied with and enforced in these areas by Lessee.

19. Access. Lessee shall allow Lessor free access to said Premises at all reasonable times for purposes of inspecting of the same or of making repairs, additions or alterations to said Premises or to the building in which said Premises are located but this right shall not constitute or be construed as an agreement on the part of Lessor to make any repairs, which Lessee is required to make, or to make any additions or alterations to said Premises. Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place or places on said Premises for ninety (90) days prior to the expiration or sooner termination of the term of this lease.

20. Services and Utilities. Lessee shall pay all charges for light, heat, water, gas, sewage, telephone and aquifer protection which shall be charged against said Premises during the term of this lease unless otherwise hereinafter provided and to provide for any alterations or changes as well as repairs to its own heating system, air conditioning and electrical wiring. In the event said light, heat, water, etc., he furnished through Lessor, Lessee shall pay Lessor therefor according to the consumption of said Premises at the rates established therefor by Lessor, said rates to be no higher, however, than those which Lessee would be required to pay an available public utility company if it directly furnished such service to Lessee.

21. All Charges Deemed Rent. Ail costs, expenses, and other charges which the Lessee assumes or agrees to pay pursuant to this lease shall be deemed to be and shall be additional rent, and in the event of a non-payment, lessor shall have ail the rights and remedies herein provided for in case of nonpayment of rent.

22. Indemnification of Landlord.

22.1 Lessee releases and, subject to the provisions of Article 37, shall defend, indemnify and hold harmless Lessor, and each of its officers, directors, shareholders, employees, agents and representatives, against and from all liabilities, obligations, damages, penalties, judgments, claims, costs. charges, fees and expenses, including, but not limited to, costs of investigation and correction, reasonable architects', attorneys' and consultants' fees and costs, which may be imposed upon, incurred by or asserted against Lessor or its officers, directors, shareholders, employees, agents and representatives by reason of any of the following:

(a) any act or omission during the term of this lease in, on, about or arising out of or in connection with the use, operation, maintenance and occupancy of the Premises or any part thereof, whether or not consented to by Lessor; by Lessee. or Lessee's agents, contractors, servants or employees (whether inside or outside the scope of employment), licensees or invitees, except to the extent caused by the negligence or intentional misconduct of Lessor or its agents, contractors, subcontractors, servants or employees;

(b) any accident, injury, casualty. loss, theft or damage whatsoever to any person or tangible property occurring in, on, about or arising out of or in connection with the use or occupancy by Lessee of the Premises, any common area. roadway, alley, basement, pathway, curb, parking area, passageway or space under or adjacent thereto arising from any cause or occurrence whatsoever, except to the extent caused by the negligence or intentional misconduct of Lessor or its agents, contractors, subcontractors, servants or employees;

(c) any failure on the part of Lessee or any of its agents, contractors, subcontractors, servants or employees to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this lease;

(d) any failure by Lessee to perform or comply with any of the terms or provisions contained in this lease or any act performed by Landlord in exercise of its rights under this Agreement; or

(e) any presence, release, migration, discharge, disposal, dumping, spilling or leaking (accidental or otherwise). now or hereafter determined to be unlawful or subject to governmentally imposed remedial requirements, caused by Lessee or in any way connected with Tenant's business, of any hazardous, dangerous or toxic substance of any kind (whether or not now or hereafter regulated, defined or listed as hazardous, dangerous or toxic by any local, state, or federal government) into, onto or under the Property or the air, soil, surface water, or ground water thereof, or the pavement, structure, sewer system, fixtures, equipment, tanks, containers or personally at the Property or into, onto or under the property of others from the Premises. The foregoing indemnity shall apply notwithstanding any provisions of federal, state or local law which provides for the exoneration from liability in the event of settlement with any governmental agency, and notwithstanding Lessor's consent, knowledge, action or inaction with respect to the act or occurrence giving rise to such right of indemnity.

22.2 Tenant Liability Insurance. Lessee agrees to carry Commercial General liability insurance insuring both Lessee and Lessor with insurance carriers satisfactory to Lessor providing liability limits of not less than $500,000 single limit and providing a Certificate of Insurance evidencing same with not less than a 30-day cancellation clause, provided, however, that Lessee's obligation to indemnify and hold harmless Lessor as provided in this paragraph shall be to the extent only of the degree of negligence attributable to Lessee, its officers, employees, agents, invitees, and guests. Such insurance certificate shall also include not less than $50,000 "Fire Damage" liability for damage to leased Premises. Coverage may optionally include "Building Legal Liability Insurance 'Special Form" (insurance industry forms CP0040 and CP1030 or equivalent)for tenant's liability (pursuant to paragraphs 13, 14 and 37)for up to $25,000 for damage from other than fire.

22.3 In case any action or proceeding is brought against Lessor or its officers, directors, shareholders, employees, agents and representatives by reason of any claim indemnified under Section 22.1, Lessor shall promptly notify Lessee of such claim and Lessee shall, at Lessee's expense, immediately resist or defend such action or proceeding with counsel approved by Lessor in writing, which approval shall not be unreasonably withheld. In connection with any such action brought against Lessor by Lessee's employees, Lessee waives any immunity, defense or other protection afforded by any worker's compensation, industrial insurance or similar laws, with regard to such claim or action against Lessor.

22.4 Lessee waives and releases all claims against Lessor, its officers, directors, shareholders, employees, agents and representatives, for any loss, injury or damage (including consequential damages), to Lessee's property or business during the term of this lease occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, acquisition, order of governmental body or authority, earthquake, flood, fire, explosion, falling objects, steam, water, rain or snow, leak or by flow of water, rain or snow from the Premises or onto the Premises or from the roof, street, subsurface or from any other place, or by dampness, or by the breakage, leakage, obstruction or defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, lighting fixtures of the improvements, or by the construction, repair or alteration of the Premises or by any other acts or omissions of any other tenant or occupant of the Spokane Business &Industrial Park, or visitor to the Premises or any third party whatsoever, or by any cause beyond Lessor's control.

22.5 Lessee's obligations under this Article shall survive any termination or expiration of this lease.

23. Fire. If the Premises are destroyed or damaged by acts of war, the elements

(including earthquake), or fire to such an extent as to render the same untenantable in whole or in substantial part, the Lessor has the option of rebuilding or repairing the same by giving notice of its intent to rebuild or repair the Premises or the part so damaged to Lessee within twenty (20) days after the occurrence of any such damage. If the Lessor elects to rebuild or repair and does so without unnecessary delay, Lessee shall be bound by this lease except that during such period rent of the Premises shall be abated in the same proportion that the portion of the Premises rendered unfit for occupancy by Lessee shall bear to the whole of the leased Premises. If the Lessor fails to give notice of its intent to repair, Lessee shall have the right to declare this lease terminated. Lessor's obligation (should it elect to repair or rebuild) shall be limited to the basic building and Lessee shall forthwith replace or fully repair at its expense all exterior signs, trade fixtures, equipment and other installations originally installed by Lessee. Lessee agrees to give prompt written notice to Lessor of any fire or of any other damage which may occur to the leased Premises or any portion thereof, or of any other condition or occurrence causing the leased Premises to be untenantable.

24. Condemnation. If the Premises or any part are appropriated or taken for any public use by virtue of eminent domain or condemnation proceeding, or if by reason of law or ordinance or by court decree, whether by consent or otherwise, the use of the Premises by Lessee for any of the specific purposes herein before referred to shall be prohibited, Lessee shall have the right to terminate this lease upon written notice to Lessor, and rental shall be paid only to the time when the Lessee surrenders possession of the Premises. In the event of partial appropriation, Lessee may elect to continue in possession of that part of the Premises not so appropriated under the same terms and conditions hereof, except that in such cases, Lessee shall be entitled to an equitable reduction of the rental payment hereunder. All compensation awarded or paid upon such a total or partial taking of the fee of the Premises shall belong to and be the property of Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or to the fee; provided however, Lessor shall not be entitled to any award made to Lessee for loss of business, depreciation to, and cost of removal of stock and fixtures, provided that any award for such claims shall not operate to reduce the amount of any award made to Lessor as hereinbefore provided.

25. Taxes and Other Capital Impositions. For the purpose of payment of general real property taxes which may be assessed against the demised premises, the base year amount of general real property taxes shall be those general real property taxes assessed directly against the demised premises, or the prorata share of taxes if not assessed directly, at the commencement date of the lease term for the demised premises, hereinafter the "Base Year Taxes." Lessor shall pay the Base Year Taxes throughout the duration of the lease. In the event the general real property taxes assessed directly against the demised premises, or the prorata share of taxes if not assessed directly against the premises, increase (the "Increase"), Lessee shall pay the general real property tax Increase as additional rent. Lessor shall pay the general property taxes assessed against the demised premises less the Increase, and except those taxes levied, if any, against Lessee's leasehold interest therein.

Lessee shall pay all personal property taxes imposed on Lessee's fixtures and equipment and all other taxes, installments of general special assessments (amortized over the longest permissible time). levies, licenses and permit fees, utility hook-up fees and facility charges, and other governmental charges and impositions of any kind and nature whatsoever, together with any interest or penalties attributable to tenant's failure to pay the same when due, which at any time during the term of this Lease may be assessed, levied or become due and payable out of or in respect of the Premises or Lessee's use thereof, or become a lien on the Premises, including, without limitation. any sales tax, business and operation tax, excise tax or similar tax or imposition imposed upon rent or Lessor's business of leasing property, and the cost of compliance with any governmental requirements or regulations relating the Lessee's use of the Premises or the utility services thereto, or the conduct of Lessee's business (collectively, the "Impositions"); provided, however, Lessee shall not be obligated to pay Lessor's net income taxes or any transfer or excise tax imposed upon the conveyance of the Premises, or business and occupation taxes imposed upon Lessor's business activities other than leasing property. Impositions shall be paid by Lessee when due if billed directly to Lessee, and within thirty (30) days of receipt of billing by Lessor if such impositions relate to the Premises and other property owned or controlled by Lessor. In the event any Imposition relates to property which is not coextensive with the Premises, Lessor shall reasonably allocate the cost of the Imposition among the affected properties.

26. Non-waiver of Breach. The waiving of any of the covenants of this lease by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenants. The consent by Lessor to any act by Lessee requiring Lessor's consent shall not be deemed to waive consent to any subsequent similar act by Lessee. The failure of the Lessor to insist upon strict performance of the covenants and agreements of this lease, shall not be construed to be a waiver or relinquishment of any such covenants or agreements, but the same shall remain in full force and effect.

27. Default. If Lessee should, after written notice, fail to remedy any default
(i) in the payment of any sum due under this lease for ten days or (ii) in the keeping of any other term, covenant or condition herein with all reasonable dispatch, not exceeding 20 days, then in any of which events, Lessor shall have the right, at its option, in addition to and not exclusive of any other remedy Lessor may have by operation of law, without any further demand or notice, to re-enter the Premises and eject all persons therefrom, using all necessary force so to do, and either (aa) declare this lease at an end, in which event Lessee shall immediately pay Lessor a sum of money equal to the amount, if any, by which the then cash value of the rent reserved here under for the balance of the term of this lease exceeds the then cash reasonable rental value of the Premises for the balance of said term, or (bb) without terminating this lease may relet the Premises, or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection, including necessary renovation and alterations of the Premises, reasonable attorneys' fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Lessor hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this lease in previous or subsequent months, and Lessor may bring an action therefore as such monthly deficiency shall arise.

28. Litigation Costs. If any legal action is instituted to enforce this lease, or any part thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs. If any legal fees are incurred by Lessor relative to the enforcement of any term of this lease, Lessee shall be liable to Lessor for said fees and shall pay the same to Lessor as a condition of continuing possession of the leased Premises, within ten (10) days of demand by Lessor therefor. Venue of any legal action brought hereunder shall be Spokane County, State of Washington.

29. Removal of Personal Property by Lessee. Lessee shall have the right to remove all personal property, trade fixtures, and office equipment, whether attached to the Premises or not, provided that such may be removed without serious damage to the building or Premises. Ail holes or damage to the building or Premises caused by removal of such items shall be restored or repaired by Lessee promptly. All property not so removed shall be deemed abandoned by Lessee.

30. Removal of Property by Lessor. If Lessor reenters the Premises or takes possession of the Premises prior to normal expiration of this lease, Lessor shall have the right, but not the obligation, to remove from the leased Premises ail personal property located therein and may place the same in storage in a public warehouse at the expense and risk of Lessee, with right to sell such stored property, without notice to Lessee, after it has been stored for a period of thirty (30) days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms hereof, the balance, if any, to be paid to the Lessee.

31. Loading Platforms. Loading platforms attached to multiple tenant buildings may be used for loading and unloading by all tenants in the building. All responsibility for each portion of the loading platform here under related to the "Premises" shall be borne by the tenant occupying the space adjacent to such portion of the loading platform. No tenant utilizing a portion of the platform adjacent to another's Premises shall leave vehicles or goods unattended, and all tenants shall cooperate to avoid obstruction of the use of the platform.

32. Insolvency. If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee, or other liquidating officer is appointed for the business of Lessee, then Lessor may cancel this lease at its option.

33. Assignments by Lessee. Lessee shall not assign, mortgage or hypothecate this lease, or any interest therein, or permit the use of the Premises by any person or persons other than Lessee, or sublet the Premises, or any part thereof, without the prior written consent of Lessor. Any transfer of this lease from the Lessee by merger, consolidation or liquidation shall constitute an assignment for purposes hereof. This lease shall not be assigned by operation of law. If consent is once given by Lessor to the assignment of this lease or any interest therein, Lessee shall not be barred from afterwards refusing to consent to any further assignment. Any attempt to sell, assign, mortgage, hypothecate, or sublet without the written consent of the Lessor shall be deemed as a default by Lessee, entitling Lessor to reenter pursuant to Paragraph 27 if it so elects. Lessor shall not unreasonably withhold its consent to assignments of this lease or subletting of the Premises or a portion or portions thereof by Lessee to responsible assignees or tenants. Without affecting any of its other obligations under this lease, Lessee will pay Lessor, as additional rent, fifty percent (50%) of any money or other economic consideration that (a) is actually paid to or for the benefit of Lessee as a result of an assignment or subletting, whether or not denominated rental under the assignment or sublease, and (b) exceeds the sums which Lessee is obligated to pay Lessor under this lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease). Lessee will not amend the assignment or sublease in such a way as to reduce or delay payment of amounts that are provided in any assignment or sublease approved by Lessor.

The failure or inability of the assignee or subtenant to pay Lessee pursuant to the assignment or sublease will not relieve Lessee from its obligations to Lessor under this Lease.

Lessor's consent to any assignment or subletting may be conditioned upon the agreement of the assignee or subtenant to guaranty or assume Lessee's obligations under the lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease). Lessee shall reimburse Lessor upon demand for Lessor's reasonable costs (including without limitation, attorneys fees) incurred in reviewing, analyzing, or otherwise responding to Lessee's requests for Lessor's consent to assignments, subletting, or Lessee's other requests connected with the lease or any of Lessee's financing, including without limitation, waivers and other consents, estoppels, certificates, plan reviews and any amendments, extensions or other modifications to the lease. Nothing contained in the preceding sentence shall obligate Lessor to review or approve any request by Lessee and Lessee shall reimburse Lessor for all costs regardless of whether consent is granted or withheld.

34. Statements by Lessee. Lessee agrees at any time and from time to time upon not less than ten days' prior request by Lessor, to execute, acknowledge and deliver to

Lessor a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, mortgagee, or assigns or any mortgagee of the Premises.

35. Subordination. Lessee, upon request of Lessor, will subordinate this lease to any mortgage which now or hereafter affects the demised Premises, and to any renewals, modifications or extensions of such mortgage. Lessee will execute and deliver at Lessor's expense such instruments subordinating this lease to any mortgage now or conforming or evidencing such subordination. Provided, however, Lessor shall deliver or cause to be delivered to Lessee an agreement in writing from any such mortgagee to the effect that so long as Lessee shall faithfully discharge his obligations under this lease, his tenancy will not be disturbed nor this lease affected by any default of such mortgage, and that in the event of a sale of the demised Premises in foreclosure or any sale, transfer or conveyance in lieu thereof, that same will be sold, transferred or conveyed subject to this lease.

36. Short Form Lease. Each party agrees to execute upon request a short form lease for the purpose of recordation. Each party agrees to re-execute this lease at any time upon the request of the other.

37. Insurance and Waiver of Subrogation. Lessor agrees it will maintain appropriate property insurance on the building, office, and appurtenances which are the property of Lessor. If Lessee shall substantially increase the cost of such insurance or jeopardize the availability of coverage due to Lessee's operations or failure to comply with fire codes and regulations, Lessor shall have the right to increase the rental payable here under in an amount equal to the increased cost of insurance premiums resulting therefrom. Should Lessor's insurance here under be canceled due to any actions of Lessee, Lessor may terminate this lease upon ten (10) days notice to Lessee and proceed as outlined in Paragraph 27.

Lessee shall maintain appropriate property insurance covering the personal property, assets, and fixtures owned by Lessee and located within the Premises.

Lessor and Lessee waive all rights to recover against each other or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of each other for any loss or damage to its property arising from any cause except that Lessee shall remain liable for Lessor's deductible up to a maximum amount of $25,000 (however, for damage caused by fire, such sum shall be $50,000) for its obligations under Paragraphs 13 and 14 and the waiver described herein to that extent shall not apply. Lessor and Lessee will cause their respective insurers to issue, appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them.

38. Definitions. Whenever the singular number is used in this lease and whenever required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm or association. If there be more than one lessee, the obligations here under imposed upon Lessee shall be joint and several. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Time is and shall be of the essence of each term and provision of this lease.

39. Heirs and Successors. All the covenants, agreements, provisions, and conditions of this lease shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, executors, administrators and assigns.

40. Severability. The invalidity of any provision of this lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any of the provisions hereof.

41. No Other Agreements. Both parties acknowledge that no representation or condition or agreements varying or adding to this lease have been made either orally or in writing and further that no modification, addition, or change shall be made or shall be effective unless reduced to writing and executed by both parties.

42. Notices. All notices and demands required or agreed to be given here under by either party shall be in writing and sent by registered or certified mail, return receipt requested, to the respective parties at the following addresses, or at such other address that either patty may designate in writing:

            Lessor:   3808 N. Sullivan Road, Building N-15, Spokane, WA 99216

            Lessee:   3808 N. Sullivan Road, Bldg #12, Spokane, WA 99216

43. Riders. The riders or exhibits, if any, attached to this lease are made part hereof by refinance.

44. Hazardous Materials. Lessee shall not, without prior written notice to Lessor, engage in or allow the generation, use, manufacture, treatment, transportation, storage, investigation, testing, or disposal of any hazardous substance in, on, under or adjacent to the Premises. Lessee shall ensure that at all times Lessor has true, complete and accurate information regarding any of Lessee's activities on the Premises involving hazardous substances. Without limiting the generality of the foregoing sentence, prior to taking occupancy of the Premises, Lessee shall provide Lessor with (a) a description of any processes or activities involving the use of hazardous substances to be conducted by Lessee on the Premises, (b) a description (by type and amount)of any hazardous substances Lessee plans to generate, use, manufacture, transport, store or dispose of in connection with its use of the Premises, and (c) a description of techniques and management practices to be utilized by Lessee to reduce the amount of hazardous substances used and wastes generated, to prevent release of hazardous substances to the environment and to ensure the proper handling, labeling, use and disposal of hazardous substances used by Lessee on the Premises. Lessee shall notify Lessor prior to any material changes in such-processes, activities, type and amount of hazardous substances and/or techniques and management practices and in any event, Lessee shall report to Lessor at least once yearly, which report may be part of Lessee's self environmental audit, regarding any such processes, activities, hazardous substances, techniques. and management practices. Lessee shall contemporaneously provide Lessor with copies of all reports, listings or other information required by any governmental entity relating to any hazardous substances utilized by Lessee, and shall promptly provide any other information related to Lessee's utilization of hazardous substances as Lessor may reasonably request.

Lessee shall not engage in or allow the unlawful release (from underground tanks or otherwise)of any hazardous substance in, on, under or adjacent to the Property (including air, surface water and ground water on, in, under or adjacent to the Property). Lessee shall at all times be in compliance with all applicable law (and shall cause its employees, agents and contractors to be) with respect to the Premises or any hazardous substance and shall handle all hazardous substances in compliance with good industry standards and management practices. As used in this Lease, the term "hazardous substance" shall mean any substance, chemical or waste, including any petroleum products or radioactive substances, that is now or shall hereafter be listed, defined or regulated as hazardous, toxic or dangerous under any applicable laws. As used in this Paragraph 44, "applicable law" shall mean any federal, state, or local laws, ordinances, rules, regulations and requirements now or hereafter enacted (including consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage, disposal, or release of any hazardous substance.

Lessee shall promptly notify Lessor, in writing, if Lessee has or acquires notice or knowledge that any hazardous substance has been or is threatened to be unlawfully released, discharged or disposed of, on, in, under or from the Premises. Lessee shall immediately take such action as is necessary to report to governmental agencies as required by applicable law and to detain the spread of and remove, to the satisfaction of Lessor and any governmental agency having jurisdiction, any hazardous substances released, discharged or disposed of as the result of or in any way connected with the conduct of Lessee's business, and which is now or is hereafter determined to be unlawful or subject to governmentally imposed remedial requirements. Lessee shall immediately notify Lessor and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with environmental laws: Lessee shall promptly cure and have dismissed with prejudice any such actions or proceedings in any way connected to the conduct of Lessee's business, to the satisfaction of Lessor, and Lessee shall keep the Premises free of any hen imposed pursuant to any environmental law. Lessor shall have the right at all reasonable times and from time to time to conduct environmental audits of the Premises (including sampling, testing, monitoring and accessing environmental records required by applicable law) by a consultant of Lessor's choosing, and Lessee shall cooperate with the conduct of these audits. If any violation of any applicable law by Lessee or any violation of Lessee's obligations under this Paragraph 44 are discovered, in addition to any other right Lessor may have against Lessee, the fees and expenses of such consultant shall be borne by the Lessee and shall be paid by Lessee to Lessor on demand.

Lessee shall at all times maintain an employee or consultant charged with responsibility for Lessee's compliance with all applicable law relating to hazardous substances and shall advise Lessor of the title, address and phone number of such employee or consultant. Lessee shall implement a system to review Lessee's hazardous substance activities on a regular basis and shall in good faith (consistent with sound business practices) implement and maintain best management practices to minimize the hazards posed by materials utilized by Lessee, for example, by reducing the amounts of hazardous substances used and disposed of, by utilizing less dangerous or less toxic materials or by implementing programs to ensure the safe and proper handling, labeling, use and disposal of hazardous substances.

Each year, between February and April and the Lessee shall conduct a Self environmental audit of the Lessee operations, regulatory compliance status, and the Premises utilizing Lessor's standard format and checklists. Lessee shall present the results of the environmental audit, and proposed operational changes to address any audit deficiencies. to Lessor within six weeks after conducting the audit.

Prior to vacation of the Premises, in addition to all other requirements under this Lease, Lessee shall remove any Hazardous Substances placed on the Premises during the term of this Lease or Lessee's possession of the Premises, and shall demonstrate such removal to the Lessor's satisfaction.

Lessee's obligations under this Paragraph 44 with respect to any occurrence during the term of this lease shall survive any termination or expiration of this lease.

IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

Lessee:                                            Lessor:
TELECT, INC.                                       PENTZER DEVELOPMENT
                                                   CORPORATION



By:                                                By:
    --------------------------------                  --------------------------
        Wayne E. Williams                                 Richard D. Rollnick
Its:    President                                  Its:   President

STATE OF WASHINGTON   )
                      ) ss
COUNTY OF SPOKANE     )

On this 11th day of July, 1995, personally appeared Wayne Williams to me known to be the President of Telect, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year first above written.

                                            ----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane
                                            My commission expires:
                                                                  ------------




STATE OF WASHINGTON   )
                      ) ss
COUNTY OF SPOKANE     )

On this 12th day of July, 1995, personally appeared Richard Rollnick to me known to be the President of Pentzer Development Corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year first above written.


                                            -----------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane
                                            My commission expires:
                                                                  --------------